EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Jonathan Bond, Director and Chairperson of the Board of Directors of SITO Mobile, Ltd. (the “Company”), hereby certify, that, to my knowledge:

1.	The Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 10, 2020

/s/ Jonathan Bond
Jonathan Bond, Director (Chairperson, Board of Directors) (Principal Executive Officer) (Principal Financial Officer)